                                                                    Exhibit 9(k)

                   AMENDMENT TO THE TRANSFER AGENCY AGREEMENT

     This Amendment dated as of 1st day of June, 1998 (the "Amendment") is made to the Transfer Agency and Registrar Agreement(s) (the "Agreement(s)") between each of the Funds executing this Amendment and listed on Exhibit 1 of this Amendment attached hereto and incorporated herein (hereinafter individually and collectively referred to as the "Fund") and First Data Investor Services Group, Inc. ("Investor Services Group").

                                   WITNESSTH

     WHEREAS, the Fund desires to enable the shareholders of the Funds and their respective Portfolios of the Fund as applicable set forth in Exhibit 1, to access certain Fund information maintained by Investor Services Group on behalf of the Fund through use of the Internet (as hereinafter defined) and Investor Services Group desires to allow such access and provide certain services as more fully described below in connection therewith;

     NOW THEREFORE, the Fund and Investor Services Group agree that as of the date first referenced above, Investor Services Group Agreement shall be amended as follows:

1.  The following definitions are hereby incorporated into Agreement:

    (a) "Investor Services Group Secure Net Gateway" shall mean the system of computer hardware and software and network established by Investor Services Group to provide access between Investor Services Group recordkeeping system and the Internet;

    (b) "Investor Services Group Web Transaction Engine" shall mean the system of computer hardware and software created and established by Investor Services Group in order to enable Shareholders of the Fund to perform the transactions contemplated hereunder.

    (c) "Internet" shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer network.

    (d) "Fund Home Page" shall mean the Fund's proprietary web site on the Internet used by the Fund to provide information to its shareholders and potential shareholders.

2. In addition to the services rendered by Investor Services Group as set forth in the Agreement, Investor Services Group agrees to provide the following services for the fees set forth in the Schedule of IMPRESSNet Fees attached hereto as Schedule A of this Amendment:

(a) in accordance with the written procedures established between the fund and Investor Services Group, enable the Fund and its Shareholders utilize the Internet in order to access Fund information maintained by Investor Services Group through the use of the Investor Services Group Web Transaction Engine and Secure Net Gateway;

(b)  allow the Shareholders to perform account inquiries and transactions;

(c) maintenance of the Investor Services Group Secure Net Gateway and the Investor Services Group Web Transaction Engine.

3. Responsibility of the Fund. In connection with the services provided by Investor Services Group hereunder, the Fund shall be responsible for the following:

    (a)  establishment and maintenance of the Fund Home Page on the Internet;

    (b) services and relationships between the Fund and any third party on-line service providers to enable the Shareholders to access the Fund Home Page;

    (c) provide Investor Services Group with access to and information regarding the Fund Home Page in order to enable Investor Services Group to provide the services contemplated hereunder;

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment 2 to be executed by their duly authorized officers, as of the day and year first above written.



THE MUNDER FUNDS, INC.                   THE MUNDER FUNDS TRUST

/s/ Terry H. Gardner                     /s/ Terry H. Gardner
--------------------------------         --------------------------------

By:  Terry H. Gardner                    By:  Terry H. Gardner
   -----------------------------              ---------------------------

Title: Vice President and                Title: Vice President and
      --------------------------                -------------------------
Chief Financial Officer                  Chief Financial Officer
--------------------------------         --------------------------------



ST. CLAIR FUNDS, INC.                    THE MUNDER FRAMLINGTON FUNDS TRUST

/s/ Terry H. Gardner                     /s/ Terry H. Gardner
--------------------------------         --------------------------------

By:  Terry H. Gardner                    By:  Terry H. Gardner
   -----------------------------              ---------------------------

Title: Vice President and                Title: Vice President and
      --------------------------                -------------------------
Chief Financial Officer                  Chief Financial Officer
--------------------------------         --------------------------------

FIRST DATA INVESTOR SERVICES
GROUP, INC.

/s/ Gerald G. Kokos
--------------------------------

By:  Gerald G. Kokos
   -----------------------------

Title:  Executive Vice President
      --------------------------

                                   EXHIBIT 1
                          LIST OF FUNDS AND PORTFOLIOS


The Munder Funds Trust

Munder Accelerating Growth Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Growth & Income Fund
Munder Index 500 Fund
Munder Intermediate Bond Fund
Munder International Equity Fund
Munder Michigan Triple Tax-Free Bond Fund
Munder Small Company Growth Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Intermediate Bond Fund
Munder Tax-Free Money Market Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund

The Munder Funds, Inc.

Munder Multi-Season Growth Fund
Munder Money Market Fund
Munder Real Estate Equity Investment Fund
Munder Value Fund
Munder Mid-Cap Growth Fund

St. Clair Funds, Inc.

Liquidity Plus Money Market Fund
Munder S&P 500 Index Equity Fund
Munder S&P MidCap Index Equity Fund
Munder S&P SmallCap Index Equity Fund
Munder Foreign Equity Fund
Munder Aggregate Bond Index Fund

Munder Framlington Funds Trust

Munder Framlington Emerging Markets Fund
Munder Framlington Healthcare Fund
Munder Framlington International Growth Fund

                                   Schedule A
                                IMPRESSNet Fees

Web Transaction Engine

Transaction Cost:

 .  Account Inquiry         $.10 per inquiry
 .  Financial Transactions  $.50 per transaction

*Hardware Maintenance Fee Including Hardware and Software:  $50,000 per annum

 .  Does not include client hardware and software requirements.  That is an out-
   of-pocket expense for the client
 .  Installation of hardware is billed as time and materials
 .  Does not include third party hardware and software maintenance agreements
 .  Does not include hardware upgrades

*Customized Development:  $150 Per hour

Call Center Services for Registration (one-time):  $2.50 per call

*Network Fee (one-time):  $2,100

Per Pin Assignment (one-time):  $2.50

*Cumulative charge with respect to all Funds executing this Amendment and such other Funds advised by Munder Asset Management services by Investor Services Group.

Investor Services Group will provide an invoice as soon as practicable after the end of each calendar month. The Fund agrees to pay to Investor Services Group the amounts so billed by Federal Funds Wire within fifteen (15) business days after the Fund's receipt of invoice. In addition, with respect to all fees, Investor Services Group may charge a service fee equal to the lesser of (i) one and one half percent (1-1/2%) per month or (ii) the highest rate legally permitted on any past due invoiced amounts.